Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Second Quarter and First Half Earnings

BLACKSBURG, VA., July 19, 2022 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the second quarter and first half of 2022. The Company reported net income of $10.46 million, or $1.74 per common share, for the six months ended June 30, 2022. This compares to net income of $9.38 million, or $1.49 per common share, for the six months ended June 30, 2021. National Bankshares, Inc. ended the first half of 2022 with total assets of $1.73 billion.

President and Chief Executive Officer F. Brad Denardo commented, “We are pleased to report good results for the first half of 2022, with solid growth in net income, loans, and fee income. We made key investments during the period, opening a new Loan Production Office in Charlottesville and adding Zelle® payment services to our digital banking platform, all while maintaining costs at a level consistent with last year. Serving our customers, supporting our communities, and rewarding our shareholders have been and will remain our key priorities.”

Highlights for the Six Months Ended June 30, 2022

Income Statement

-	The return on average assets for the six months ended June 30, 2022 was 1.22%, compared with 1.18% for the six months ended June 30, 2021.

-	The return on average equity for the six months ended June 30, 2022 was 12.45%, up from 9.63% for the six months ended June 30, 2021.

-	The cost of interest-bearing liabilities was 0.22% for the six months ended June 30, 2022, improved from 0.32% for the six months ended June 30, 2021.

-

The yield on earning assets(1) decreased to 2.86% for the six months ended June 30, 2022, from 3.03% for the six months ended June 30, 2021. Excluding Paycheck Protection Plan (PPP) loans, the yield on earning assets(1) for the six months ended June 30, 2021 was 2.89%.

-

Our net interest margin(1) for the six months ended June 30, 2022 was 2.70%, down from 2.80% for the six months ended June 30, 2021. Excluding PPP loans, the net interest margin for the six months ended June 30, 2021 would have been 2.66%.

Balance Sheet

-	Total assets increased from June 30, 2021 by $67.94 million, or 4.09%, to $1.73 billion at June 30, 2022.

-	Total deposits increased from June 30, 2021 by $128.21 million, or 8.84%, to $1.58 billion at June 30, 2022.

-	Gross loans outstanding were $849.27 million at June 30, 2022, an increase of $42.07 million from June 30, 2021.

-

Total stockholders’ equity at June 30, 2022 was $136.24 million, a decrease from $191.24 million at June 30, 2021. Accumulated other comprehensive loss, a component of total stockholders’ equity, worsened from a loss of $2.06 million at June 30, 2021 to a loss of $62.78 million at June 30, 2022, reflecting unrealized losses in the securities portfolio.

Other Notable Information

-	The Company repurchased 41,977 shares in the 2nd quarter of 2022.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

-	Nonperforming loans as a percentage of total loans were 0.35% at June 30, 2022, down from 0.47% at June 30, 2021.

-	The efficiency ratio(1) was 49.40% for the six months ended June 30, 2022, an improvement from the 53.26% reported for the six months ended June 30, 2021.

-	The allowance for loan losses to total loans was 0.95% at June 30, 2022, down from 1.00% at June 30, 2021, a reflection of our continuing good credit quality.

-	Net charge offs for the six months ended June 30, 2022 were $49 thousand, compared with net charge offs of $458 thousand for the six months ended June 30, 2021.

-	The book value per common share as of June 30, 2022 was $22.78, down from $30.99 as of June 30, 2021.

-	Following our Strategic Plan, we opened a loan production office in Charlottesville in June.

(1)Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and the net interest margin, which is presented on a fully taxable-equivalent (“FTE”) basis. Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on an FTE basis. FTE basis is calculated using the federal statutory income tax rate of 21%. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 24 full-service offices and two loan production offices throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets, and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	June 30, 2022	June 30, 2021	December 31, 2021
Assets
Cash and due from banks	$11,798	$13,813	$8,768
Interest-bearing deposits	95,812	150,708	130,021
Securities available for sale, at fair value	682,251	617,756	686,080
Restricted stock	941	845	845
Total securities	683,192	618,601	686,925
Mortgage loans held for sale	488	222	615
Loans:
Loans, net of unearned income and deferred fees and costs	848,814	805,194	803,248
Less: allowance for loan losses	(8,069)	(8,077)	(7,674)
Loans, net	840,745	797,117	795,574
Premises and equipment, net	9,773	9,896	9,722
Accrued interest receivable	5,506	5,275	5,104
Other real estate owned, net	957	1,007	957
Intangible assets and goodwill	5,848	5,848	5,848
Bank-owned life insurance	42,833	41,860	42,354
Other assets	32,636	17,305	16,287
Total assets	$1,729,588	$1,661,652	$1,702,175

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$334,576	$332,944	$317,430
Interest-bearing demand deposits	943,574	838,254	890,124
Savings deposits	218,716	190,094	208,065
Time deposits	80,965	88,332	78,968
Total deposits	1,577,831	1,449,624	1,494,587
Accrued interest payable	46	48	48
Other liabilities	15,471	20,745	15,789
Total liabilities	1,593,348	1,470,417	1,510,424

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 5,980,775 shares at June 30, 2022, 6,063,937 shares at December 31, 2021 and 6,170,058 at June 30, 2021	7,476	7,713	7,580
Retained earnings	191,541	185,580	188,229
Accumulated other comprehensive loss, net	(62,777)	(2,058)	(4,058)
Total stockholders' equity	136,240	191,235	191,751
Total liabilities and stockholders' equity	$1,729,588	$1,661,652	$1,702,175

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands, except for share and per share data)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest Income
Interest and fees on loans	$8,324	$8,466	$16,424	$17,016
Interest on federal funds	-	-	-	-
Interest on interest-bearing deposits	202	39	251	67
Interest on securities - taxable	2,949	1,910	5,422	3,693
Interest on securities - nontaxable	447	482	875	1,003
Total interest income	11,922	10,897	22,972	21,779
Interest Expense
Interest on time deposits	37	72	74	162
Interest on other deposits	610	762	1,228	1,527
Total interest expense	647	834	1,302	1,689
Net interest income	11,275	10,063	21,670	20,090
Provision for loan losses	310	4	444	54
Net interest income after provision for loan losses	10,965	10,059	21,226	20,036
Noninterest Income
Service charges on deposit accounts	603	471	1,165	940
Other service charges and fees	51	43	106	84
Credit card fees	535	479	975	913
Trust income	439	434	882	849
Bank-owned life insurance	241	210	479	416
Other income	243	304	796	1,068
Realized securities gain, net	-	-	-	5
Total noninterest income	2,112	1,941	4,403	4,275

Noninterest Expense
Salaries and employee benefits	4,011	3,952	7,989	7,858
Occupancy and furniture and fixtures	464	443	956	931
Data processing and ATM	793	786	1,580	1,564
FDIC assessment	111	93	222	176
Net cost of other real estate owned	-	1	10	38
Franchise taxes	371	357	733	692
Other operating expenses	561	815	1,434	1,724
Total noninterest expense	6,311	6,447	12,924	12,983
Income before income tax expense	6,766	5,553	12,705	11,328
Income tax expense	1,192	940	2,245	1,949
Net Income	$5,574	$4,613	$10,460	$9,379
Basic and fully diluted net income per share	$0.93	$0.74	$1.74	$1.49
Weighted average number of common shares outstanding
Basic and Diluted	6,004,425	6,214,079	6,025,709	6,310,347
Dividends declared per share	$0.72	$0.70	$0.72	$0.70
Dividend payout ratio	---	---	41.34%	46.05%
Book value per share	$22.78	$30.99	$22.78	$30.99

National Bankshares, Inc.

Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2022	June 30, 2021
Net income	$5,574	$4,613

Other Comprehensive (Loss) Income, Net of Tax
Unrealized holding (loss) gain on available for sale securities net of tax of ($6,617) for the period ended June 30, 2022 and $1,922 for the period ended June 30, 2021	(24,893)	7,235
Other comprehensive (loss) income, net of tax	$(24,893)	$7,235
Total Comprehensive (Loss) Income	$(19,319)	$11,848

	Six Months Ended
($ in thousands)	June 30, 2022	June 30, 2021
Net income	$10,460	$9,379

Other Comprehensive (Loss) Income, Net of Tax
Unrealized holding loss on available for sale securities net of tax of ($15,609) for the period ended June 30, 2022 and ($1,349) for the period ended June 30, 2021	(58,719)	(5,074)
Reclassification adjustment for gain included in net income, net of tax of ($1) for the period ended June 30, 2021	-	(4)
Other comprehensive loss, net of tax	$(58,719)	$(5,078)
Total Comprehensive (Loss) Income	$(48,259)	$4,301

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Average Balances
Cash and due from banks	$12,063	$12,102	$11,879	$11,885
Interest-bearing deposits	90,606	143,812	102,365	131,629
Securities available for sale	696,399	589,746	696,860	574,051
Restricted stock	941	845	899	1,036
Mortgage loans held for sale	141	409	179	631
Gross Loans	833,576	792,211	818,841	781,532
Loans, net	825,307	781,615	810,643	771,276
Intangible assets	5,848	5,848	5,848	5,848
Total assets	1,719,128	1,609,876	1,711,248	1,570,610
Total deposits	1,554,048	1,400,107	1,528,123	1,357,803
Stockholders' equity	149,019	189,394	167,072	192,477
Interest-earning assets(1)	1,676,001	1,520,458	1,649,631	1,480,379
Interest-bearing liabilities	1,215,253	1,075,058	1,196,599	1,050,279

Financial Ratios
Return on average assets(2)	1.30%	1.15%	1.22%	1.18%
Return on average equity(2)	15.00%	9.77%	12.45%	9.63%
Net interest margin(3)	2.75%	2.72%	2.70%	2.80%
Net interest income-fully taxable equivalent(3)	$11,505	$10,301	$22,127	$20,574
Efficiency ratio(4)	46.35%	52.66%	49.40%	53.26%
Average equity to average assets	8.67%	11.76%	9.76%	12.25%

Allowance for Loan Losses
Beginning balance	$7,788	$8,536	$7,674	$8,481
Provision for losses	310	4	444	54
Charge-offs	(75)	(539)	(135)	(586)
Recoveries	46	76	86	128
Ending balance	$8,069	$8,077	$8,069	$8,077

(1)	Does not included the unrealized gain/loss on securities available for sale or the allowance for loan losses.
(2)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average year-to-date assets or equity, respectively. When net income includes certain nonrecurring items, the annualization factor magnifies their effect. In order to reduce distortion, the Company removes from net income certain non-recurring items prior to annualization, applies the annualization factor to the adjusted net income and then adds back the items to annualized net income.

(3)

The net interest margin is calculated by dividing annualized taxable equivalent net interest income by total average earning assets. Because a portion of interest income earned by the Company is nontaxable, the tax equivalent net interest income is considered in the calculation of this ratio. Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21%.

(4)	The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2022	June 30, 2021
Nonperforming Assets
Nonaccrual loans	$168	$713
Nonaccrual restructured loans	2,811	3,109
Total nonperforming loans	2,979	3,822
Other real estate owned	$957	$1,007
Total nonperforming assets	$3,936	$4,829
Accruing restructured loans	2,998	3,011
Loans 90 days or more past due	$7	$28

Asset Quality Ratios
Nonperforming assets to loans(1) plus other real estate owned	0.46%	0.60%
Allowance for loans losses to total loans(1)	0.95%	1.00%
Allowance for loan losses to total loans(1), excluding SBA PPP loans	0.95%	1.04%
Allowance for loan losses to nonperforming loans	270.86%	211.33%
Loans past due 90 days or more to loans(1)	0.00%	0.00%

(1)	Loans are net of unearned income and deferred fees and costs